Exhibit 10.20

Contract No.

BTEST Software Testing Engineers Training Program

Franchise Contract

(Single-Site; for Execution by Natural Persons)

Beijing APTECH Beida Jade Bird Information Technology Co., Ltd.

Table of Contents and List of Exhibits

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Party A:	Beijing APTECH Beida Jade Bird Information Technology Co., Ltd.
Address:	2/F, Beida Jade Bird Building, No. 207 Chengfu Road, Haidian District, Beijing
Legal Representative:	Pramod Khera
Contact Phone No.:	010-62768866
Postcode:	100871

Party B (Franchisee):

Address:

Legal Representative:

Contact Phone No.:

Postcode:

Abiding by the principle of mutual benefit and common development, upon amicable discussions in the spirit of equality, voluntariness, honesty and trustworthiness, Party A and Party B, under the Contract Law of the People’s Republic of China, the Regulations on the Administration of Commercial Franchise Operations and relevant laws and regulations, have reached, for mutual compliance and performance, the following agreement in respect of the grant by Party A to Party B of the “BTEST Software Testing Engineers Training Program Franchise” and the permission to conduct business operations at the Designated Site:

Article 1 Definitions

In this Agreement, the following terms shall have the following meanings:

1.1 “Party A” is a limited liability company incorporated in Beijing under the laws of the People’s Republic of China, with the registration number Qi He Jing Zong Fu Zi No. 014196 and its business term running from September 23, 1999 until September 22, 2049.

1.2 “Party B” means the franchise participation applicant applying to Party A for the grant of the BTEST Software Testing Engineers Training Program Franchise and entering into this Contract (“Franchise Applicant”) and the training center confirmed as such by Party A, which has been established by Party B for the performance of the rights and obligations hereunder.

1.3 “BTEST Software Testing Engineers Training Program Franchise” means the registered trademarks “Beida Jade Bird APTECH” and “BTEST” (including word trademarks, figurative trademarks and combination trademarks); relevant Beida Jade Bird APTECH logos; the overall CI and VI systems, the operating and management methods and the teaching model of Beida Jade Bird APTECH; the professionalized BTEST curriculum system, examination and certification system, service support systems, service logos, service quality standards, management rules, textbooks, training materials and other operating resources licensable by Party A to others.

1.4 “Beida Jade Bird APTECH Franchise Operation System” means the distinctive IT training system established by Party A which grows and expands through the implementation of the Beida Jade Bird APTECH Franchise licensable by Party A to others.

1.5 “Designated Site” means the site in respect of which Party A grants to Party B the BTEST Software Testing Engineers Training Program Franchise and licenses Party B to conduct the operating activities of such licensed program; such site shall be specific as to its building, door plate, street and district information and shall be the unique one.

1.6 “Training Center” means a computer technology training-qualified limited liability company or privately-sponsored education entity registered by Party B at the Designated Site under the laws and regulations of the People’s Republic of China for the purpose of the performance hereof.

1.7 “Participation Fee” means the one-off payment to be made by Party B to Party A during the term of this Contract for the obtaining of BTEST Software Testing Engineers Training Program Franchise.

1.8 “Tuition Fee” means the tuition charged by Party B in respect of its enrolled students in accordance with the standards of Party A.

1.9 “Examination and Certification Fee” means the examination and certification fee charged by Party B in respect of its enrolled students in accordance with the standards of Party A.

1.10 “Textbook Fee” means the textbook fee charged by Party B in respect of its enrolled students in accordance with the standards of Party A.

1.11 “Franchise Royalty” means the fee to be paid by Party B in accordance with the percentages fixed hereunder during the term of this Contract in respect of the operating activities of the authorized program under the BTEST Software Testing Engineer Training Program Franchise.

1.12 “Advertisement Contribution Amount” means the fee to be regularly paid by the Franchisee to the Franchisor during the course of the franchise operation in accordance with a certain standard or percentage, which fee shall be disposed of by the Franchisor for the purpose of building the brand of the single site BTEST training program franchised to Party B hereunder.

1.13 “Advertisement Funds” means the advertisement fee to be paid by Party B to Party A or a third party designated by Party A in accordance with the unified requirements of Party A during the term of this Contract. Such fee shall be divided into the annual advertisement fund and the provisional and regional advertisement fund and shall be used by Party A in a centralized manner entirely towards the publicity, promotion and advertisement of the Beida Jade Bird APTECH brand as a whole and the enhancement of the influence thereof.

1.14 “Remedy Notice” means a notice from Party A requesting Party B to cure or remedy its violations or breaches which have occurred during the implementation of this Contract. Such notice may be in writing and may be served on the other Party by fax, post or email, etc., and shall be deemed served on the 10 th business day following the day on which it is given. Party A may also publish the content of the Remedy Notice within the Beida Jade Bird APTECH Franchise Operation System.

1.15 “Related Person” means:

1.15.1	Franchise Applicant; the headmaster, deputy headmaster, general manager, deputy general manager, student enrollment director, teaching director or director of the training center; director or any shareholder, investor or sponsor directly or indirectly owning 10% or more of the equity of the training center;

1.15.2	the spouse, parents, brothers and sisters and sons and daughters of the foregoing persons.

1.16 “Actual Controlling Person” means a person, while not being a shareholder, investor or sponsor of the company, exercises actual control over the conduct of the relevant company and the training center through investment relationship, agreement or other arrangement.

1.17 “IT Training” means any IT education training service and education product offered to individuals, enterprises, institutional clients (including without limitation advanced vocational schools, advanced professional schools, undergraduate and other education institutions) in the following fields: (1) software engineering, software development, software application, including without limitation software development, software testing, software project management, software system integration, and software system maintenance; (2) network engineering, network design and network applications, including without limitation network design, network security, network environment construction, network system integration, network system configuration, network technology application, network service maintenance and website construction; (3) 3D and online games, including without limitation the creation of online games, PC games, TV games, cell phone games; original drawing; 3D modeling, creation of pictures, cartoons, CG animation, etc; (4) computer hardware, including without limitation the production and manufacturing of computers and electronic devices; and the maintenance, assembly and testing of computer hardware.

1.18 “Management Rules” means relevant business principles, operating requirements and operating rules established (or, as may be supplemented and updated by Party A in accordance with business and market conditions) by Party A for the purpose of implementing the management and control of Beida Jade Bird APTECH Franchise Operation System in accordance with the needs and development conditions of the company and notified to Party B (through the means of printed manuals, fax, email, etc.) for the purpose of governing the training centers of Beida Jade Bird APTECH Franchise Operation System (including Party B), which cover, among others, operations management, personnel management, brand management, publicity management, consulting management, teaching management, student management, job placement management, fee standards, etc.

1.19 “S1” means the first semester.

1.20 “Current Students” means students in respect of whom Party B has charged the book expenses, tuition fee and examination fee but has not yet completed the teaching and certification services corresponding to such charges.

1.21 “Web Infringements” means infringements of the intellectual property of Party A as may be committed through the web by Party B, a Related Person , or an enterprise or other economic organization of which Party B or a Related Person is the Actual Controlling Person after termination of this Contract, including without limitation: (1) the making and dissemination of web media containing the trademarks or logos of Party A; (2) the making and dissemination of web media related to the past cooperation relationship between Party A and Party B, which misleads a third party as to the then relationship between Party A on one hand, and Party B, or the Related Person, or an enterprise or other economic organization of which Party B or a Related Person is the Actual Controlling Person, on the other; or which seeks to enhance their own reputation and influence by referring to the past cooperation relationship with Party A; (3) the making and dissemination of web media containing the foregoing content through a third party; and (4) infringement of the intellectual property of Party A arising from any failure of Party B to withdraw or revoke web media containing the foregoing content made or disseminated during the term hereof.

1.22 “Printing Product Infringements” means infringements of the intellectual property of Party A as may be committed through printed products by Party B, a Related Person , or an enterprise or other economic organization of which Party B or a Related Person is the Actual Controlling Person after termination of this Contract, including without limitation: (1) the printing of print products containing the trademarks or logos of Party A, such as publicity leaflets, advertising posts, advertising road signboards, etc.; (2) the making and dissemination of printing media related to the past cooperation relationship between Party A and Party B, which misleads a third party as to the then relationship between Party A on one hand, and Party B, or the Related Person, or an enterprise or other economic organization of which Party B or a Related Person is the Actual Controlling Person, on the other; or which seeks to enhance their own reputation and influence by referring to the past cooperation relationship with Party A; (3) the making and dissemination of printing media containing the foregoing content through a third party; and (4) infringement of the intellectual property of Party A arising from any failure of Party B to withdraw or revoke printing media containing the foregoing content made or disseminated during the term hereof.

Article 2 Grant and Exploitation of Franchise

2.1 Party B, of its own will and accord, applies to participate in the Beida Jade Bird APTECH Franchise Operation System. Upon grant of the BTEST Software Testing Engineers Training Program Franchise, Party B will be entitled to operate the Training Center and conduct at the Designated Site the business activities of training “BTEST Software Testing Engineers” in the name of an authorized training center recognized as such by Party A.

2.2 Party A authorizes Party B to conduct the BTEST Software Testing Engineers training program at the Designated Site only and Party B shall not enjoy any exclusivity as to region, market, client or otherwise, within its approved geographic area. Party A shall have the right enter into any agreement, contract, letter of intent, etc. on the same or similar terms as this Contract with any third party meeting its conditions within the geographical authorized under this Contract, and authorize such third party to conduct the same or similar IT training activities as Party B.

2.3 Party B is willing to accept the expertise and services provided by Party A and will establish and operate the Training Center and conduct the business activities of training BTEST Software Testing Engineers under the unified management and service of Party A and in accordance with the unified operating model, working procedures and Management Rules of Party A.

2.4 During the term of this Contract, the Training Center shall be established only for the purpose of performing this Contract and shall not conduct any business other than the operations franchised by Party A. The Training Center shall ensure that the franchised operations are conducted independently and shall ensure its full independence in terms of premises, personnel and equipment.

2.5 In the event of a breach of this provision by Party B, Party A may dispatch a Remedy Notice to Party B and shall have the right to impose applicable penalties on Party B in accordance with the Management Rules established by Party A.

Article 3 Assignment of Franchise

3.1 Without written consent of Party A, Party B shall not assign the franchise hereunder to any third party.

3.2 Without written consent of Party A, Party B shall not assign the franchise hereunder neither by assigning the Training Center to a third party nor by contracting out the operation right of the Training Center or otherwise.

3.2.1	If Party B invests in and sets up a limited liability company (“Operating Company”) to operate the Training Center, then, without written consent of Party A, Party B shall not assign its equity in such Operating Company.

3.2.2	If the Operating Company invests in and sets up an education and training entity which effectively operates the Training Center, then without written consent of Party A, Party B or such Operating Company shall not assign their investment in such education and training entity nor shall the shareholding structure of such Operating Company be subjected to any change.

3.3 Party B shall ensure continuing control over the Training Center and shall hold no less than 35% of the equity interest in the Training Center.

3.4 Party B shall within ten (10) days of lawful establishment of the Training Center submit to Party A for record a photocopy of the business license, articles of association, shareholder (investor) register, tax registration certificate, organization and institution code certificate and other incorporation materials of the Training Center.

3.5 In the event of a material change to the Training Center, including without limitation a change of the shareholders, legal representative (responsible person/investor/sponsor), an increase or decrease of registered capital, a change of the shareholding structure, asset transfer, a written consent thereto shall be obtained from Party A and relevant materials shall be submitted to Party A for record in accordance with the Management Rules of Party A.

3.6 If, during the term of this Contract, Party A assigns the franchise operation right to its parent company or its fully-owned subsidiary due to its business development needs, Party A shall notify Party B accordingly and this Contract shall remain valid, with the powers and obligations of Party A hereunder to be enjoyed or performed by such parent company or fully-owned subsidiary of Party A.

Article 4 Relationship and Status of the Parties

4.1 Party A and the Training Center shall be mutually independent economic organizations, shall operate independently, shall conduct accounting independently, and shall be liable for their own profits and losses.

4.2 Other than the rights and obligations set out hereunder, there shall exist no joint investment, agency, contracting or any other civil legal relationship between Party A and Party B.

4.3 Party A and Party B shall each be responsible for its own business activities and no Party shall be held jointly and severally liable in whatsoever manner for the debts of the other Party.

Article 5 Payment of the Participation Fee and Other Fees

5.1 The Participation Fee shall be in the full amount of RMB                  and shall be paid by Party B to Party A on a lump-sum basis within three (3) business days of the date of execution of this Contract. Payment of the Participation Fee is a condition precedent to the effectiveness of this Contract. Party B shall have the right to request an unconditional refund within three (3) days of the effectiveness of this Contract, provided that upon expiry of such three (3) day period, the Participation Fee shall not be refunded irrespective of whatever may occur thereafter.

5.2 Franchise Royalty. Party B shall pay the applicable Franchise Royalty to Party A on the basis of the number of students actually enrolled by it in each semester, in an amount equal to the sum of 20% of the Tuition Fee of each semester, 80% of the Textbook Fees and 80% of the Examination and Certification fees. Such Franchise Royalty (including Tuition Fee, Textbook Fees and Examination and Certification fees) shall be paid to Party A simultaneously with the ordering by Party B of the textbooks of each semester on the basis of the ordered quantity of textbooks.

5.3 Advertisement Contribution Amount. Party B shall in accordance with the fee standards of Party A charge its enrolled students the Tuition Fee, 5% of the sum of which shall be paid by Party B to Party A as the Advertisement Contribution Amount. Such amount shall be disposed of by Party A for the purpose of building the brand of the BTEST training program in the geographical area of the center of Party B and shall be paid to Party A simultaneously with the ordering by Party B of the textbooks of each semester on the basis of the ordered quantity of textbooks.

5.4 Party B shall charge its enrolled students each and every fee in accordance with the fee standards established by Party A and Party B shall order the textbooks of each semester in accordance with the number of its actually enrolled students in each semester. Party B shall not order textbooks and other training materials from any third party nor shall it reproduce textbooks and training materials in any manner that infringes the intellectual property of Party A.

5.5 Party B may by way of cheque, bank remittance or other valid means pay the foregoing amounts into the bank account designated by Party A below:

Account Name:	Beijing APTECH Beida Jade Bird Information Technology Co., Ltd.
Opening Bank:	Haidian Branch, Citic Bank
Account No.:	7111 5101 8240 0005 791

Article 6 Information Disclosure

6.1 Party A and Party B acknowledge that thirty (30) days before the conclusion of this Contract, Party A has disclosed in writing relevant information as set out in Article 22 of the Regulations on the Administration of Commercial Franchise Operations and has provided a copy of this Contract to Party B. Party B has fully researched and understood such information and the content of this Contract and, has, in respect of any content or statement in the information disclosed by Party A that may appear uncertain to it, acquired full understanding upon further explanations of Party A and does not have any misunderstanding or ambiguous reading in respect of the information disclosed by Party A.

6.2 Party B has fully and thoroughly understood the information disclosed by Party A, has no objection as to the truthfulness, lawfulness and validity of such information and the documents on which it is based, and hereby confirms that other than those set out in the materials delivered by Party A to Party B, Party A or any of its agent with general authority or any of its representative has not made any representation, covenant, undertaking or warranty of any other nature to induce Party B to enter into this Contract. Further, Party B confirms that neither Party A nor any other person has made any warranty or promise as to the profitability of the operations of Party B.

6.3 Party B is bound by the duty of information disclosure and shall not conceal information. If, before submitting the participation application, Party B, a Related Person, or the Actual Controlling Person, has invested in and operated, or has operated in conjunction with others, or has participated in the operation of, the IT training business, then, before submitting such participation application, they shall each provide a truthful account of relevant circumstances to Party A, which shall decide in its discretion whether to permit Party B to participate. Failing such disclosure, Party A shall have the right to terminate this Contract and demand Party B to assume indemnity obligations.

Article 7 Representations of the Parties

7.1 Party A hereby represents to Party B as follows:

7.1.1	Party A is a company duly established and validly existing under the laws of the People’s Republic of China.

7.1.2.	None of the rights granted by Party A to Party B is subject to any intellectual property dispute or any other legal dispute.

7.1.3	The authorized representative signing this Contract is authorized by lawful authorization procedures and has the authority to execute this Agreement on behalf of Party A.

7.1.4	Party A warrants that the execution or performance of this Agreement or the consummation of the grant of the franchise does not and will not violate any provisions of any relevant laws, regulations or regulatory documents.

7.2 Party B hereby represents to Party A as follows:

7.2.1	Party B has legal capacity and possesses requisite operational resources and certain management expertise.

7.2.2	The authorized representative signing this Contract is authorized by lawful authorization procedures and has the authority to execute this Agreement on behalf of Party B.

7.2.3	Party B warrants that the execution or performance of this Agreement or the consummation of the grant of franchise does not and will not violate any provisions of any relevant laws, regulations or regulatory documents.

7.2.4	Party B warrants that it will, in accordance with relevant requirements of the state, effect relevant social insurance for its employees and take out property insurance for the Training Center, all at its own expense. Party B shall be fully liable for any human or property loss occurring in the absence of such insurance.

7.2.5	Party B warrants that it will stringently implement relevant financial and accounting rules of the state, will file tax returns in accordance with law, and will issue in full amount invoices to students in respect of the fees charged to them.

Article 8 Determination of the Location of Training Center and Establishment and Furnishing Thereof and Equipment Procurement Therefore

8.1 Party B shall as per the agreement of the Parties select and determine the Designated Site in            (City)            (Province) and shall obtain Party A’s written confirmation thereon. The Parties shall jointly execute the location selection confirmation letter as an attachment to this Contract.

8.2 Once the Designated Site has been so determined, the actual operating address of the Training Center shall become the only Designated Site hereunder. If the Training Center needs to change such Designated Site or add its operating space, it must obtain written consent from Party A and shall comply with relevant requirements of Party A on such change of the Designated Site or increase of operating space of the Training Center.

8.3 The registered address of the Training Center shall be continuingly consistent with the Designated Site under this Contract. Any change by the Training Center of the Designated Site may be effected only with the written consent of Party A and Party B shall within thirty (30) days of written confirmation of Party A effect accordingly the change registrations in respect of the business license and business address of the Training Center and shall within three business days of such change registrations submit a photocopy of the relevant changed license and materials to Party A for record.

8.4 Whereas, under the current laws and regulations of China, a natural person may not conduct in his own name the operating activities referenced herein; whereas, accordingly, Party B shall need to establish a Training Center (i.e. a limited liability company or privately-sponsored education entity referred to in Article 1.5 hereof) in accordance with law, therefore, the Participation Applicant shall, within ten (10) days of issuance of the business license (or, the Private Non-Enterprise Entity Registration Certificate), issue a written confirmation letter to Party A, and upon confirmation by Party A, the Participation Applicant and the Training Center shall jointly assume the rights and obligations hereunder.

If the Training Center fails to issue such confirmation letter to Party A, it may nevertheless be deemed an actual franchisee hereunder and shall together with the Participation Application jointly assume the rights and obligations hereunder so long as it has actually performed any provision hereof and has accepted any service provided under the Beida Jade Bird APTECH Franchise Operation System.

8.5 Party B shall in accordance with the Management Rules of Party A effect the industry and commerce, tax, education and other legal formalities for the Training Center as from the effective date hereof, provided that the registered name of the Training Center or the relevant company shall not contain such words (in English or Chinese) as Jade Bird, Beida Jade Bird, APTECH, BTEST, etc. If due to reasons attributable to Party B, Party B fails to complete the foregoing formalities, Party B shall solely be responsible for the legal liabilities arising therefrom.

8.6 Party A shall have the right to decide the exterior design, furnishing and overall VI of the Training Center as well as the procurement of relevant teaching and office equipment therefor, to the effect that the Training Center shall comply with the overall corporate image requirements of the Beida Jade Bird APTECH Franchise Operation System. Party B shall stringently carry out, at its own expense, the furnishing and procurement of the Training Center in accordance with the requirements of Party A.

8.7 The Training Center shall timely complete the industry and commerce, tax and privately-sponsored education entity license (privately-sponsored non-enterprise entity registration certificate) annual inspections and shall within three (3) days of the completion of such annual inspections provide to Party A for record a copy of the business license, shareholder (investor) register and other documents having passed such annual inspections.

8.8 In the event of a breach of this provision by Party B, Party A may dispatch a Remedy Notice to Party B and shall have the right to impose applicable penalties on Party B in accordance with the Management Rules established by Party A.

Article 9 Staffing of the Training Center

9.1 The Training Center shall in accordance with the Management Rules of Party A staff the Training Center with full-time management personnel, including a headmaster, a market department manager and an academic quality department manager, all of whom shall be required to pass the training of Party A and commence to work in their roles only after having successfully passed the appraisal.

9.2 Party B shall ensure that personnel working in the positions key to the operation of the Training Center, including the positions of consultants, trainers and supervisory trainers of each class, shall all in accordance with the requirements of Party A accept the qualifications appraisal by Party A and may start to work in such roles only after having obtained relevant qualifications through training. Other staff shall be dealt with in accordance with then effective Management Rules of Party A.

9.3 The Training Center may in accordance with the then prevailing Management Rules engage certain part-time staff, provided that the number of such staff shall not exceed 25% of the total number of its staff, and provided further that the number of part-time trainers shall not exceed 30% of the total number of its trainers.

9.4 In order to ensure the internal stability and overall interest of the Beida Jade Bird APTECH Franchise Operation System, Party B shall comply with relevant Management Rules of Party A if it employs during the term of this Contract any currently employed or any resigned or departed staff of Party A or any other Trainer Center of Party A.

9.5 In the event of a breach of this provision by Party B, Party A may dispatch a Remedy Notice to Party B and shall have the right to impose applicable penalties on Party B in accordance with the Management Rules established by Party A.

Article 10 Training of Trainers

10.1 Party A will provide the following training to the trainers engaged by Party B:

10.1.1	Party B may dispatch three trainers to attend free training with respect to curriculum setup, teaching methods, teaching concepts and the textbook system, namely, the Product and Teaching Method Training, at the time and place as designated by Party A. A certification exam will be held upon completion of such training.

10.1.2	Party B may dispatch three trainers to attend free training with respect to the technology content of relevant courses, namely, the Trainers’ Qualification Training at the time and place as designated by Party A. A certification exam will be held upon completion of such training.

10.2 The trainers of Party B may start to officially work in their positions and engage in the instruction work of relevant modules only after having accepted both the Product and Teaching Method Training and the Trainers’ Qualification Training and having passed relevant appraisal and obtained relevant certificates.

10.3 If, at any stage, Party B dispatches a total of more than three trainers to attend the above training activities, then Party B shall pay a training fee to Party A in accordance with the then effective standards established by Party A in respect of the number of trainers in excess of such limit. Under the current Management Rules, if the technology capability of the trainers sent by Party B fails to meet the requirements of Party A, Party B may have such trainers participate in the technology capability enhancement training program organized by Party A by paying to Party A a corresponding training fee to be calculated at a fee standard of RMB 300/person/day.

Article 11 Market Publicity and Enrollment Advertising

11.1 Party B may start to officially enroll students only after it has completed all approval procedures and all preparatory work and has passed the written acceptance inspection of Party A, provided that the time of its first enrollment of students shall not be later than ninety (90) days from the effective date of this Contract.

11.2 Party B shall stringently comply with the fee standards established by Party A and any discount or benefits in any form (including without limitation explicit/implicit discount, installment payment, free giving of additional courses or objects, free services (such as provision of accommodation), etc.) offered by Party B on the Tuition Fee, the Textbook Fee or the Examination and Certification Fee shall all constitute an act in breach of the Management Rules of Party A. When the dropping out by a Current Student of Party B meets the fee refund requirements, the various fees shall be refunded in accordance with the Management Rules of Party A. Party B shall not charge its students any fee that spans across semesters or school years.

11.3 Party B shall ensure the continuity of operation in the operating activities franchised hereunder. The Training Center shall ensure continuing monthly placement of enrollment advertisements on the market and such monthly advertisement placements on the market shall not fall below the requirements set out in the Management Rules. If Party B needs to cease enrolling students, it shall obtain the written consent of Party A.

11.4 Party B shall carry out publicity activities in accordance with the materials provided or authorized by Party A, shall refrain from using the trademarks, VI symbols and other logos of Party A outside of the business franchised hereunder and shall ensure the compliance of the substance and form of such publicity activities with the unified requirements of Party A.

11.5 When carrying out market publicity and enrollment advertisement activities, Party B shall comply with the relevant stipulations of the Management Rules of Party A. Without written consent of Party A, Party B shall not conduct enrollment consulting and publicity activities outside of the geographical area of the Designated Site or the geographical area stipulated by the Management Rules of Party A. Party B shall offer consulting to society at large in relation to its business and shall do so in accordance with the manner, standards, principles and procedures of consulting prescribed by Party A.

11.6 When conducting enrollment consulting and publicity activities, Party B shall comply with the unified publicity requirements of Party A and shall not disseminate any content which makes up, exaggerates or distorts facts. Party B shall conduct enrollment consulting and publicity activities in the name of the authorized training center as confirmed by Party A. Party B shall timely notify Party A in writing of any public relation crisis that may have occurred during the course of teaching and enrollment publicity activities.

11.7 Party A shall be entitled to organize each year unified market publicity activities on a national and provisional and regional basis in respect of the Beida Jade Bird APTECH Franchise Operation System. Such unified market publicity activities as organized by Party A shall include brand image advertising, product advertising, promotional advertising, etc., shall use such media as selected and decided by Party A and shall be effected for the purpose of publicizing and promoting the overall image of the Beida Jade Bird APTECH brand and enhancing the influence thereof.

11.8 Party B shall participate in the unified national or regional market publicity activities organized by Party A and shall carry out relevant management requirements of Party A.

11.8.1	Annual Advertisement Fund. Party A shall before the end of each year formulate the advertisement placement plan of the next year and shall determine the amount to be contributed by Party B to such advertisement fund. Party B shall timely effect the payment upon receipt of the advertisement fund payment notice from Party A.

11.8.2	Provisional and Regional Advertisement Fund. Party A may on the basis of its business needs or upon application of other Training Centers within the Beida Jade Bird APTECH Franchise Operation System, formulate the provisional and regional advertisement plan. Where such advertisement publicity plan involves Party B, Party B shall participate in such plan and shall contribute to the relevant advertisement fund in accordance with the requirements of Party A.

11.9 In the event of a breach of this provision by Party B, Party A may dispatch a Remedy Notice to Party B and shall have the right to impose applicable penalties on Party B in accordance with the Management Rules established by Party A.

Article 12 Examination Processes and Issuance of Certificates

12.1 Party A shall provide for free the BTEST certification resources, provided that the students of Party B participating in such certification shall pay the Examination and Certification Fee prescribed by Party A.

12.2 Party B shall create, keep current and well maintain the archives of its students in accordance with the relevant student archive management stipulations of Party A and shall report such archives to Party A.

12.3 In November of each year Party A shall issue to Party B the examination schedule arrangement of the next year.

12.4 Party B shall submit examination applications to Party A in accordance with the relevant examination stipulations of Party A no later than the examination application deadline published by Party A.

12.5 Party A shall be responsible for preparing examination papers and arranging for onsite examination inspection and examination paper grading, etc., and shall provide, upon completion of the certification examination, the written exam score and total score of each student participating in such examination.

12.6 When the students enrolled by Party B participate in the certification examination, Party B shall be responsible for arranging for examination supervisors and examination sites in accordance with the unified requirements of Party A and shall organize its students to participate in such examination in accordance with the unified requirements of Party A. Party B shall in addition arrange for a discretionary examination inspector and shall comply with the central arrangement of Party A.

12.7 Party A shall issue relevant certification certificates to students who have passed the certification examination. Such certificates shall be delivered by Party A to Party B, which shall then be responsible for centrally delivering them to its students.

12.8 In the event of a breach of this provision by Party B, Party A may dispatch a Remedy Notice to Party B and shall have the right to impose applicable penalties on Party B in accordance with the Management Rules established by Party A.

Article 13 Party A’s Support Management to the Operation of the Training Center

13.1 Party A shall within three (3) business days of the effective date hereof provide for free the following materials to Party B:

•	the bronze plate and letter of authorization naming the Training Center as a “Beida Jade Bird APTECH Authorized Training Center”;

•	one set of start-up materials for a new BTEST center;

•	one set of operation and management manuals (including a job position administration manual and the management rules of the center);

•	one set of sample student certification certificates;

•	one set of VI design materials;

•	three sets of books used by teachers; and

•	one set of instruction disks.

13.2 Party A shall arrange for personnel to be responsible to provide advice to Party B in relation to management, teaching, marketing operations, etc; and timely provide feedback or solutions in relation to issues raised in writing by Party B in respect of the curriculum setup, curriculum progress, teaching method and other issues of the franchised business hereunder, or assist with the handling of complaints involving Party B.

13.3 Party A shall be entitled to supervise the compliance of the conduct by Party B of operating activities with the specific requirements of the franchise operation system hereunder and the Management Rules. Party A shall be entitled to formulate, amend and ameliorate the Management Rules in accordance with the business needs.

13.4 Party B shall carry out its business operations in strict compliance with the working procedures set out in the franchise operation system and the Management Rules of Party A and shall, during the course of its business operations, accept and cooperate with the direction and supervision of the personnel of Party A. Party B shall take remedy actions in accordance with the remedy request of Party A within the deadline set out in the relevant written or oral notice and Party A shall be entitled to impose applicable penalties in respect of the breaches of Party B in accordance with the Management Rules.

13.5 Party A shall be entitled to amend or re-formulate its fee standards (including the Tuition Fee, the Textbook Fee, the Examination and Certification Fee, fee for the training of Party B’s employees, etc.) and operation and management model on the basis of market conditions and business development and industry circumstances and Party B shall accept such adjusted plans of Party A and shall implement the same within the time prescribed by Party A.

13.6 Party A shall be entitled to revise its enterprise identity system on the basis of its business needs and to demand Party B to unconditionally accept such revised logos and symbols and Party B shall be liable for the expenses arising from such revision.

13.7 When a material change occurs to the franchise business of Party A, Party A shall notify Party B of the same in writing within fifteen (15) business days from the date of such change.

13.8 Party B shall in accordance with the unified format prescribed by Party A timely prepare and submit various business data, financial data and management data in an accurate and complete manner.

13.9 In the event of a breach of this provision by Party B, Party A may dispatch a Remedy Notice to Party B and shall have the right to impose applicable penalties on Party B in accordance with the Management Rules established by Party A.

Article 14 Use of Trademarks and Intellectual Property Protection

14.1 Party A has full and exclusive right to use the trademarks “Beida Jade Bird APTECH” and “BTEST” and other trademarks (including word trademarks, figurative trademarks and combination trademarks) which Party B are authorized to use hereunder. Party A has full and exclusive trademark registration right in respect of combined business symbols containing such trademarks as “APTECH”, “Beida Jade Bird”, “BTEST”, including without limitation the name of the Training Center (including letter trademarks, figurative trademarks, divisions or combinations thereof, in both English and Chinese) which Party B registers with Party A in accordance with the training center naming rules established by Party A for use in its operation of the franchised business hereunder.

14.2 In addition to the foregoing trademarks, relevant logos of Beida Jade Bird APTECH, the overall CI and VI systems of Beida Jade Bird APTECH, the fitting-out design scheme of the Training Center, the operation and management methods, the Management Rules, the teaching model, the professionalized curriculum system, the examination and certification system, the services support system, the service symbols, the service quality standards, the management manuals, the textbooks or other training materials and all documents and other distinctive symbols capable of standing for the image of Party A shall all constitute the intellectual property of Party A and Party B shall be obligated to prevent such intellectual property of Party A from being infringed.

14.3 If Party B breaches the business rules or management rules of Party A and thereby damages the reputation of “Beida Jade Bird APTECH”, etc., Party B shall indemnify Party A against the economic losses suffered by Party A therefrom.

14.4 Party A authorizes Party B to use the trademarks “Beida Jade Bird APTECH” and “BTEST” (including words and symbols), provided that Party B shall use such trademarks and the foregoing intellectual property only to the extent of the scope of the business operations conducted by Party B in relation to the specific program authorized hereunder at the Training Center agreed under this Contract and shall not use the same in any other circumstance unrelated to the scope of the franchised business operations. Party B shall not in any form or through any method expand without authorization the scope of use of the trademarks “Beida Jade Bird APTECH” and “BTEST” and the foregoing intellectual property, nor shall it permit without authorization a third party to use the same or make and use in any form same or similar trademarks and logos as the trademarks licensed hereunder.

14.5 When using the trademarks “Beida Jade Bird APTECH” and “BTEST” and exploiting the Beida Jade Bird APTECH Franchise, Party B shall not do any of the following:

14.5.1	To diminish, disparage or misleadingly represent the corporate image of Party A; and

14.5.2	To assist a third party to imitate and use relevant contents of the Beida Jade Bird APTECH Franchise Operation System.

14.6 Party B shall not in any form or in any name file any registration application in any other country or region in respect of the trademarks licensed hereunder (including both English and Chinese forms) or apply to register any enterprise name or domain name by dividing or combining or otherwise tampering with such trademarks (including both English and Chinese forms).

14.7 Party B shall timely notify Party A in writing of any act infringing the franchise of Party A which has come into its knowledge.

14.8 In the event of a breach of this provision by Party B, Party A may dispatch a Remedy Notice to Party B and shall have the right to impose applicable penalties on Party B in accordance with the Management Rules established by Party A.

Article 15 Confidentiality Provisions

15.1 The detailed requirements of the franchise operation system, the operation and management model, the customer information, the supply and demand information, the textbooks or training materials, the management rules and the working procedures of Party A and information contained in such other materials as prepared for the purpose of the performance hereof (including without limitation computer programs, design, drawings, engineering, processes, software, data, proprietary technology, business and product development plans, research, ideas, services, marketing, financing, etc.) shall all constitute confidential information of Party A and Party B shall be obligated to maintain the same in confidence. Without prior written consent of Party A, Party B shall not reproduce or record the same or otherwise divulge it to any third party.

15.2 Party B undertakes that during the term of this Contract and within three (3) years from the expiry hereof, it will not disclose to any third party any confidential information related to Party A that has come into its knowledge as a result of the franchise relationship.

15.3 In order to prevent the confidential information of Party A from entering the public domain or being acquired by an unauthorized person, Party B shall take all reasonable measures to protect the confidentiality of such confidential information of Party A and shall further be obligated to require its employees having knowledge of such confidential information of Party A to assume confidentiality obligations. The Training Center shall enter into a confidentiality agreement with its employees.

15.4 Party A shall maintain in confidence the information related to the business operations of Party B that has come into its knowledge as a result of its inspection or direction work at Party B.

Article 16 Non-Competition

16.1 During the term of this Contract and within two (2) years of the termination or early termination hereof, Party B shall not be employed with any enterprise or economic organization engaged in the IT training business; shall not set up any enterprise or economic organization engaged in the IT training business in its own name, or, in conjunction with a third party, through cooperation, partnership, alliance participation, entrusted management or otherwise; nor shall it become an Actual Controlling Person of any enterprise or economic organization engaged in the IT training business.

16.2 During the term of this Contract and within one (1) year of the termination or early termination hereof, a Related Person shall not be employed with any enterprise or economic organization engaged in the IT training business; shall not set up any enterprise or economic organization engaged in the IT training business in its own name, or, in conjunction with a third party, through cooperation, partnership, alliance participation, entrusted management or otherwise; nor shall it become an Actual Controlling Person of any enterprise or economic organization engaged in the IT training business.

16.3 During the term of this Contract and after the termination or early termination hereof, the Training Center shall not engage in any business related to the IT training business in its own name, or, in conjunction with a third party, through co-investment, cooperation, alliance participation, entrusted management or otherwise;

16.4 Party B shall ensure that the Training Center shall enter into a no-compete agreement with its employees which shall require such employees to assume the same or similar non-competition obligations as those set out in this provision.

Article 17 Termination of Agreement and Liability for Breach

17.1 Upon execution of this Agreement, neither party shall breach this Agreement for any reason. In the event of any such breach, the non-breaching party shall have the right to request the breaching party to pay liquidated damages and indemnity until this Agreement is terminated.

17.2 In the event of any breach by Party B of any provision of this Agreement or any Management Rule, Party A may give Remedy Notice to Party B, and shall have the right to impose the relevant punishment on Party B pursuant to the Management Rules; and if Party B refuses to cure such breach or to accept such punishment, Party A shall have the right to terminate this Agreement in its sole discretion, provided that the punishment on Party B shall not be released as a result of such termination.

17.3 The number of newly-enrolled S1 students for each year (12 months) from the effective date of this Agreement shall not be less than 200, and in case it is lower than 200, Party A shall have the right to terminate this Agreement in its sole discretion.

17.4 This Agreement may be unconditionally terminated upon mutual agreement by the parties.

17.5 Upon occurrence of any of the following, Party A shall have the right to terminate this Agreement immediately in its sole discretion. This Agreement shall terminate automatically from the date on which Party A has given a formal termination notice, and Party A shall have the right to request Party B to pay liquidated damages and indemnity in an amount no less than Renminbi Five Hundred Thousand Yuan:

17.5.1	any breach by Party B, any Related Person or Training Center of the non-competition provision;

17.5.2	any transfer of the rights or obligations hereunder by Party B to any other party without authorization, or any assignment, or authorization for use, of the franchise hereunder by Party B to any third party without the written consent of Party A;

17.5.3	any reproduction, or obtaining through any third party other than Party A, of Party A’s designated textbooks or training materials, by Party B, any Related Person or Training Center.

17.6 Party B shall bear the indemnification liability for any infringement or other economic losses suffered by any third party arising from Party B’s faults. In the event of any advance payment by Party A on behalf of Party B in any special or emergent case, Party A, after such payment, shall have the right to recover such payment from Party B.

17.7. In the event that either party’s breach results in any losses of the other party, the breaching party shall indemnify the other party against all losses, including, but not limited to, any direct or indirect economic losses, litigation expenses, attorney’s fees, notarization fees and travel expenses.

17.8 During the performance of this Agreement, any tolerance, extension or indulgence granted by any party with respect to any breach or delay of the breaching party, or any delay in exercising the rights hereunder, shall not constitute such party’s permission or acceptance of the other party’s breach of this Agreement; nor shall it operate as a waiver by such party of any of its rights to the other party’s breach, whether now or in the future, pursuant to this Agreement and the relevant laws and regulations.

Article 18 Termination and Renewal

18.1 Upon occurrence of any of the following, this Agreement shall terminate automatically:

18.1.1	The parties fail to reach an agreement on the renewal of this Agreement upon expiration of the effective term of this Agreement;

18.1.2	There is no condition or necessity to continue to perform this Agreement due to a force majeure event;

18.1.3	Either party loses its qualification due to any reason other than natural reasons, including bankruptcy, liquidation and change of national policy.

18.2 In the event that the parties agree to continue their cooperation through consultation three (3) months prior to the expiration of this Agreement, the parties shall reenter into a franchise contract.

18.3 In the course of the implementation of this Agreement, in the event of any failure to perform this Agreement in whole or in part due to any force majeure event (including, but not limited to, flood, fire, earthquake, war, government act and other events that cannot be controlled or foreseen by the parties), the affected party shall notify the other party of such event within five (5) business days. Neither party shall be liable for any termination of this Agreement due to a force majeure event.

Article 19 Termination and Liabilities of the Parties after Termination

19.1 Upon termination or expiration of this Agreement, if there are Current Students who have not finished their courses in any Training Center, Party B shall keep the necessary number of trainers, teaching facilities and premises, and continue to be responsible for providing the relevant services (such as continuous education and certification) to such Current Students, and at the same time cease enrolling S1 students. If Party B fails to accomplish the continuous education for the Current Students, it shall refund to the students all fees. Party B shall complete all deregistration procedures of the Training Center with the relevant administration for industry and commerce and the relevant tax bureau within ten (10) days from accomplishment of the continuous education and certification for such Current Students or the refund of all fees to such students.

19.2 Upon termination or expiration of this Agreement, if there are no Current Students in any Training Center and Party B has settled all payments with Party A, Party B shall complete all deregistration procedures of the Training Center with the relevant administration for industry and commerce and the relevant tax bureau within ten (10) days from such termination or expiration.

19.3 Party B shall, within three (3) business days from the termination or expiration date of this Agreement, return all original materials containing Party A’s confidential information, as well as all trademarks, marks, logos, promotion materials, documents, disc copies and authorized bronze plates and teaching discs, etc, and complete the business handover procedures with Party A.

19.4 From the termination or expiration date of this Agreement, Party B shall immediately stop the enrollment activities of the Training Centers and any relevant advertising activities, and stop the use of Party A’s trademarks, trade name, plates and marks, including the similar and confusing designs, words and logos.

19.5 Within five (5) days from the termination or expiration date of this Agreement, Party B must remove Party A’s trademarks and trade name and the plates, logos and marks related to Party A’s business image from the buildings and other equipment and supplies of the Training Centers by itself. In the event of any failure by Party B to remove such stuff on time, Party A shall have the right to carry out such removal by itself or entrust any other person to do so, and Party B shall not prevent such removal and shall pay the relevant expenses incurred in connection therewith.

19.6 Within three (3) years after the expiration or termination of this Agreement, if Party B, any Related Person or any company or other economic organization in which Party B or the Related Person is the Actual Controlling Person, is in breach of any trademark use and intellectual property protection as provided herein, it shall pay liquidated damages to Party A as follows:

19.6.1	In the event of any infringement related to network, liquidated damages shall be paid to Party A in an amount no less than RMB10,000 per day;

19.6.2	In the event of any infringement related to print materials, liquidated damages shall be paid to Party A as follows: (i) in the case of print ads, liquidated damages shall be paid to Party A in an amount no less than RMB20,000 per day; (ii) in the case of print or release of single-page marketing pitch, liquidated damages shall be paid to Party A in an amount no less than RMB50,000 for each type or each batch; and (iii) in the case of advertising posters, billboards and road signs, liquidated damages shall be paid to Party A in an amount no less than RMB20,000 per day;

Article 20 Termination by Party B

20.1 Party B shall have the right to terminate this Agreement within three (3) days from the effective date of this Agreement.

20.2 In the event of any failure by Party A to notify Party B to make the relevant adjustment within fifteen (15) business days from any material change in the relevant authorized business, Party B shall have the right to request the terminate of this Agreement.

Article 21 Term of this Agreement

This Agreement shall have an effective term of five (5) years, from         ,          to         ,         .

Article 22 Dispute Resolution and Governing Law

22.1 Any dispute between the parties arising in the course of the implementation of this Agreement, shall be settled first through consultation. If no settlement can be reached through consultation, either party may bring an action to the People’s Court of jurisdiction where Party A is located.

22.2 The formulation, performance, interpretation and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China.

Article 23 Miscellaneous

23.1 This Agreement shall be established on the date on which the representatives of Party A and Party B have signed (or affixed corporate seals to) this Agreement, and shall become effective on the date on which Party B has paid the Participation Fee to Party A.

23.2 The parties shall enter into an agreement separately with respect to anything not addressed herein which shall be attached hereto as an exhibit. The exhibit hereto and this Agreement shall have equal legal validity.

23.3 During the performance of this Agreement, Party B may make a regional participation application based on its judgment in light of the market feedback on the training programs and the forecast of future profitability. Upon evaluation and approval by Party A, the parties shall enter into a regional participation contract separately.

23.4 All notices and other correspondences between the parties shall be in writing (including, but not limited to, delivery in person, by facsimile, via email, etc.) and shall be given (and shall be deemed to have been duly given 10 business days after delivery) to the following addresses:

Party A:	Beijing APTECH Beida Jade Bird Information Technology Co., Ltd.
Address:	2/F, Beida Jade Bird Building, No. 207 Chengfu Road, Haidian District, Beijing
Postal code:	100871
Telephone:	010-62768866
Fax:	010-82667065

Party B:

Address:

Postal code:

Telephone:

Fax:

Email:

23.5 This Agreement is executed in two originals, each of which shall be held by Party A and Party B separately with equal legal validity.

(Signature Page)

Party A (Seal): Beijing APTECH Beida Jade Bird Information Technology Co., Ltd.

Representative (Signature):

Date:

Party B (Seal):

Representative (Signature):

Date: